UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 16, 2018
Date of Report (Date of Earliest Event Reported)

Sun BioPharma, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55242	87-0543922
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(952) 479-1196
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Our board of directors has appointed Susan Horvath to serve as our Vice President of Finance, Chief Financial Officer, Secretary and Treasurer, effective as of April 17, 2018. Ms. Horvath will replace Scott Kellen, our current Vice President of Finance, Chief Financial Officer, and Secretary, who has resigned from all positions with our company effective as of the same date. Scott Kellen is expected to serve as a consultant to our company.

Ms. Horvath, age 59, has served as Chief Financial Officer and a member of the board of directors of Photonic Pharma, LLC, a private company focused on the early phase of drug development, since December 2015. We expect she will continue to serve in those roles but that our company will become her sole employer. Previously, she served as Vice President and Chief Financial Officer of eyebobs, LLC, a private company focused on the reading glasses industry, since December 2016. Previously, she served as Vice President and Chief Financial Officer of Tenacious Holdings, Inc. (d/b/a ergodyne) from June 2014 to December 2016, Chief Financial Officer and Vice President of Human Resources of Healthsense, Inc. from 2011 to February 2014, Chief Financial Officer, Vice President of Operations & Human Resources of Hemosphere, Inc. from 2008 to 2010, and Director of Financial Planning and Analysis from 1999 to 2004 and Vice President and Team Leader, International of CNS, Inc. from 2005 to 2007. Ms. Horvath holds a Bachelor of Science degree in Accounting from the University of Illinois, Champaign, and is a Certified Management Accountant and Certified Public Accountant, inactive.

Our company expects to enter into an Employment Agreement in a form substantially similar to the employment agreements with each of our other executive officers in connection with the commencement of Ms. Horvath’s employment. The compensation committee of our board of directors has approved an initial annual base salary equal to $225,000. She will be eligible to participate in other compensation and benefit programs generally available to our employees, including our executive officers. She will receive a one-time equity award in the form of an option to purchase up to 40,000 shares of common stock under our 2016 Omnibus Incentive Plan as of the date her employment commences. Although a cash bonus program is not currently in place, Ms. Horvath would also be eligible to participate in any future cash bonus program established by our board of directors or its compensation committee based on a target bonus amount equal to no less than 40% of her base salary.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing Ms. Horvath’s appointment, as described in Item 5.02 above, is furnished as Exhibit 99.1 to this report on Form 8-K and incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18 and shall not be deemed to be incorporated by reference into the filings of the company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description	Method of Filing
99.1	Press Release dated April 16, 2018	Furnished Electronically

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BIOPHARMA, INC.

Date: April 16, 2018	By:	/s/ David B. Kaysen
David B. Kaysen
President and Chief Executive Officer